Exhibit 99.1
Press Release Source: Home Solutions of America, Inc.

Home Solutions Receives Nasdaq Notification Related to
Late Filing of Form 10-Q for the Third Quarter of 2007
November 21, 2007, Dallas, TX. — (Business Wire) — Home Solutions of America, Inc. (NASDAQ: HSOA; the “Company” or “Home Solutions”), a provider of restoration, construction and interior services to commercial and residential customers, announced that it received a notice on November 15, 2007 from the Nasdaq Stock Market stating that it is not in compliance with Nasdaq’s Marketplace Rule 4310(c)(14) because it has not timely filed its report on Form 10-Q for the quarter ended September 30, 2007. As a result of the filing delay, Nasdaq will broadcast an indicator over its market data dissemination network noting the Company’s noncompliance. The presence of an indicator does not constitute a trading halt or delisting.
On November 9, 2007, the Company filed, on Form 12b-25, a Notification of Late Filing of the Quarterly Report. On November 14, 2007, the Company announced that it would further delay the filing of the quarterly report past the extended filing deadline. The delay in filing is due to a previously announced ongoing audit committee investigation into related party transactions and other matters. The Company is working diligently with the Audit Committee to complete the investigation and to file all required reports as soon as practicable.
Home Solutions has requested a hearing before a Nasdaq Listing Qualifications Panel for continued listing on The Nasdaq Market. This appeal resulted in an automatic stay of the delisting and Home Solutions’ common stock will remain listed on The Nasdaq Market pending a decision by the Listing Qualifications Panel.
About Home Solutions of America, Inc.
Home Solutions of America, Inc. is a provider of restoration, construction and interior services to commercial and residential customers. Its Fireline subsidiary is involved in providing construction services, rebuilding, catastrophic storm response and contents restoration for commercial, industrial and residential properties. Based in Tampa, Fireline is certified in multiple aspects of the restoration industry, including smoke, fire, water and mold. The Company has operations in California, Texas, Florida, Alabama, Georgia, Louisiana, Mississippi and North Carolina. Home Solutions Restoration of Louisiana, Inc., which does business as Associated Contractors (“Associated”), is a Louisiana based commercial, industrial and residential contractor working in the governmental and private arenas. Associated has been one of the larger players in redeveloping public schools in the aftermath of Hurricane Katrina. Its clients include the State of Louisiana, the City of New Orleans, the Louisiana National Guard, the historic French Market and Louis Armstrong International Airport. For additional information, please visit the Company’s Web site at http://www.hsoacorp.com.
Cautionary Notice
This press release contains forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to them. The Company has no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements based on a variety of factors. These risks and uncertainties include, but are not limited to, the Company’s future financial performance, business prospects, ability to win new contracts, the performance under existing contracts, the timing of completion of projects, ability to secure bonding, ability to secure labor in markets where it does not have a labor force, performance of subcontractors and the ability to collect accounts receivable. In addition, there can be no assurance that the actions taken or to be taken by the Company as described herein will result in increased revenues. Other important factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 in the section entitled “Risk Factors.”